Exhibit 21

                              List of Subsidiaries


                 Name of Subsidiary Jurisdiction of Organization

  Spear & Jackson plc                                      England
  Bowers Group plc                                         England
  Offertower plc                                           England
  Magnacut Limited                                         England
  Coventry Gauge Limited                                   England
  Neill Tools Limited                                      England
  James Neill Holdings Limited                             England
  Eclipse Magnetics Limited                                England
  Markbalance plc                                          England
  Spear & Jackson Holdings Limited                         England
  Societe Neill France S.A.                                France
  Spear & Jackson Garden Products Limited                  England
  Spear & Jackson France S.A.                              France
  James Neill Canada, Inc.                                 Canada
  Spear & Jackson (Australia) Pty Limited                  Australia
  Spear & Jackson (New Zealand) Limited                    New Zealand
  James Neill USA, Inc.                                    Illinois
  Bowers Metrology Limited                                 England
  Bowers Metrology (UK) Limited                            England
  CV Instruments Limited                                   England
  Spear & Jackson, Inc.                                    Florida
  S and J Acquisition Corp.                                Florida
  Mega Tools Ltd                                           Canada
  Megatools USA, Inc.                                      Washington